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                                  Exhibit 10.7.1



                                   EXTENSION
                                      OF
                              EMPLOYMENT AGREEMENT

     EXTENSION AGREEMENT, this 20th day of November, 1997, by and between FIRSTBANK (BANK), formerly known as First Savings Bank, F.S.B., and Norman R. Corzine (Officer).

     The Officer is Executive Vice President of the Bank and has been duly elected.

     On this date, the BANK desires to extend a previous EMPLOYMENT AGREEMENT by and between the Officer and the BANK dated the 22nd day of November, 1995, for a period of 24 months from December 1, 1997 through December 1, 1999. All other terms and conditions of the EMPLOYMENT AGREEMENT remain the same.

FIRSTBANK


By: ROBERT C. LYDICK
   -----------------------------------
   Robert "Chad" Lydick, Chairman
   Board of Directors


OFFICER


By: NORMAN R. CORZINE
   -----------------------------------
   Norman R. Corzine